Exhibit 10.6

EXECUTION COPY

Exhibit E

WAIVER AND TERMINATION AGREEMENT

THIS WAIVER AND TERMINATION AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is entered into on November 12, 2018, by and among Fortress Biotech, Inc., a Delaware corporation (“Fortress”), Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), and InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”).

WHEREAS, the Company, Madison Pharmaceuticals Inc., and Buyer have entered into that certain Stock Purchase and Merger Agreement, dated as of the date hereof (the “SPMA”);

WHEREAS, in connection with the Transactions, during the Term, Fortress has agreed to waive certain payments and benefits it may be entitled to receive in connection with (i) its ownership of Class A Preferred Shares; (ii) the Amended and Restated Founders Agreement by and among Fortress and the Company, dated as of September 13, 2016 (the “Founders Agreement”), attached hereto as Exhibit A; (iii) the Management Services Agreement by and among Fortress and the Company, dated as of February 17, 2015, as amended on May 15, 2017 (the “MSA”), attached hereto as Exhibit B; and (iv) any other Contracts between Fortress or its Affiliates, on the one hand, and the Company, on the other hand.

WHEREAS, in connection with the Transaction, Fortress has agreed that immediately prior to the Second Stage Closing, it will convert its Preferred Shares into Common Shares, and the Founders Agreement and the MSA shall be automatically terminated.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.

2.          Class A Preferred Shares.

a.	Fortress hereby irrevocably waives, and such waiver shall be deemed to occur annually prior to any distribution or payment, its right to receive (i) the annual dividend of Common Shares equal to two and one half percent (2.5%) of the fully-diluted outstanding equity of the Company at the time of the dividend and (ii) any fees, payments, reimbursements or other distributions not covered by clause (i), in the case of each of clauses (i) and (ii), pursuant to the terms of the certificate of incorporation of the Company, as amended from time to time, for the period from the date hereof to the termination of Buyer’s rights under Section 4 of the Stockholders Agreement (the “Term”).

b.	In addition, Fortress agrees that immediately prior to the Second Stage Closing, it will convert all of its Preferred Shares into Common Shares pursuant to the terms of the certificate of incorporation of the Company, as amended from time to time.

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3.          Founders Agreement.

a.	Fortress hereby irrevocably waives its right to receive the following due to it under the Founders Agreement for the duration of the Term:

i.	equity fees in Common Shares equal to two and one half percent (2.5%) of the gross amount of any equity or debt financing for the Company, as set forth in Section 1.2(d) of the Founders Agreement;

ii.	a change in control fee equal to five times (5x) the product of (i) net sales for the twelve (12) months immediately preceding a change in control of the Company and (ii) four and one-half percent (4.5%), as set forth in Section 1.2(e) of the Founders Agreement;

iii.	cash fees equal to four and one half percent (4.5%) of the Company’s annual net sales of the Product, as defined in the Founders Agreement, as set forth in Section 1.2(f) of the Founders Agreement; and

iv.	any fees, payments, reimbursements or other distributions not covered by clauses i, ii or iii above.

b.	Each of Fortress and the Company hereby agrees that the Founders Agreement shall automatically terminate without any liability to the Company immediately prior to the Second Stage Closing Date; no further notice or action by Fortress or Buyer shall be required to effect such termination.

4.          Management Services Agreement.

a.	Fortress hereby irrevocably waives its right to receive (i) the annual consulting fee of $0.5 million due to it under Section 3.1 of the MSA and (ii) any fees, payments, reimbursements or other distributions not covered by clause (i), in the case of clauses (i) and (ii), for the duration of the Term; provided, that Fortress shall continue to receive an annual payment, which as of the date hereof equals $90,000, for desk space provided to the Company by Fortress pursuant to Section 4 of the MSA.

b.	Each of Fortress and the Company hereby agrees that the MSA shall automatically terminate without any liability to the Company immediately prior to the Second Stage Closing Date; no further notice or action by Fortress or Buyer shall be required to effect such termination.

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5.            Other Agreements. Fortress on its behalf and on behalf of any of its Affiliates hereby irrevocably waives its and its Affiliates right to receive any fees, payments, reimbursements or other distributions from the Company not otherwise covered by this Agreement for the duration of the Term. Each of Fortress and the Company hereby agrees that any Contract providing for any such fees, payments, reimbursements or other distributions shall automatically terminate without any liability to the Company immediately prior to the Second Stage Closing Date; no further notice or action by Fortress or Buyer shall be required to effect such termination. Fortress shall not terminate any of the MSAs (as defined herein) without the Buyer’s prior written consent, and shall continue to allow the Company to enter inter work orders under the MSAs, and the Company shall enter into such work orders, in the ordinary course of business. To the extent that any Intellectual Property was or is developed under any of the MSAs and is owned by Fortress, Fortress will promptly transfer such Intellectual Property, upon Buyer’s request, to the Company, at no cost. For purposes of this Section 5, “MSAs” means the Master Services Agreement between Fortress and Axiom Real-Time Metrics Inc. dated June 27, 2017, Master Services Agreement between Fortress and Clinical Supplies Management Holdings Inc. dated July 26, 2017, Master Services Agreement between and iCardiac Technologies Inc. dated June 13, 2017, Master Services Agreement between Fortress and JMI Laboratories Inc. dated October 28, 2015, Master Services Agreement between Fortress and Worldwide Clinical Trials Early Phase Services/Bioanalytical Sciences, Inc. dated November 10, 2015 and Master Services Agreement between Fortress and LabConnect, LLC dated July 7, 2017.

6.            Representations and Warranties. Each of Fortress and the Company represent and warrant to Buyer as follows (for purposes of this Section 6, each a “Representing Party”):

a.	(i) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on its ability to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

b.	The execution and delivery of this Agreement by the Representing Party and the performance by the Representing Party of its obligations hereunder have been duly authorized by all requisite action on the part of the Representing Party, and no other actions or proceedings on the part of the Representing Party are necessary to authorize the execution and delivery of this Agreement.

c.	This Agreement has been duly executed and delivered by the Representing Party and constitutes the valid and binding agreement of the Representing Party, enforceable against the Representing Party in accordance with its terms.

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d.	The execution or delivery by the Representing Party of this Agreement or the performance by the Representing Party of its obligations under this Agreement will not (i) result in any breach of any provision of the Representing Party’s certificate of incorporation or bylaws, (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which the Representing Party is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Representing Party to perform its obligations under or to consummate the transactions contemplated by this Agreement.

7.          Termination. This Agreement shall automatically terminate without force and effect upon termination of Buyer’s rights under Section 4 of the Stockholders Agreement; provided that any breach hereof prior to such termination shall survive such termination. Notwithstanding the preceding sentence, Section 8 shall survive any termination of this Agreement.

8.          Miscellaneous.

a.	Entire Agreement. This Agreement, together with all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement.

b.	Transaction Costs. Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

c.	Modifications. Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

d.	Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):

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If to the Company:

Avenue Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lucy Lu, M.D.

Email: llu@avenuetx.com

With a copy (which shall not constitute notice) to:

Alston & Bird LLP

90 Park Avenue, 12th Floor

New York, NY 10016

Attn: Mark F. McElreath

Email: mark.mcelreath@alston.com

If to Fortress:

Fortress Biotech, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lindsay Rosenwald, M.D.

Email: lrosenwald@fortressbiotech.com

With a copy (which shall not constitute notice) to:

Fortress Biotech, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Samuel W. Berry, Esq.

Email: sberry@fortressbiotech.com

If to Buyer:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

A.S. Kumar, Esq.

Global General Counsel

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: as.kumar@cipla.com and cosecretary@cipla.com

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With a copy (which shall not constitute notice) to:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

Nishant Saxena

Global Chief Strategy Officer

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: nishant.saxena@cipla.com

With a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482

Attn: Kenneth A. Lefkowitz

Email: ken.lefkowitz@hugheshubbard.com

or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 8(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.

e.	Public Announcements. Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.

f.	Severability. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.

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g.	Assignment. No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.

h.	Governing Law. This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.

i.	Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 8(j), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 8(j) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

j.	Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(d) or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8(j); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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k.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(k).

l.	Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

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m.	Counterparts; Facsimile Signature. This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.

n.	Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.

o.	Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Termination Agreement as of the date first set forth above.

AVENUE THERAPEUTICS, INC.

By:	/s/ Lucy Lu
Name:	Lucy Lu
Title:	CEO

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay A. Rosenwald
Name:	Lindsay A. Rosenwald
Title:	President and CEO

INVAGEN PHARMACEUTICALS INC.

By:	/s/ Deepak Agarwal
Name:	Deepak Agarwal
Title:	CFO

[Signature Page to Waiver Agreement]

EXHIBIT A

FOUNDERS AGREEMENT

[Exhibit A to Waiver Agreement]

EXHIBIT B

MSA

[Exhibit B to Waiver Agreement]